EXHIBIT 5.1

Opinion of Oren Litwin LLC

Oren Litwin LLC

712 H Street NE, Suite 1780

Washington, DC 20002

Member of the D.C. Bar

November 4, 2026

Biointra, Corp.

1041 N. Dupont Hwy #1029

Dover, Delaware 19901

Re: Biointra, Corp. – Amendment No. 1 to Registration Statement on Form 10 pursuant to Section 12(b) of the Securities Exchange Act of 1934

Ladies and Gentlemen:

We have acted as special counsel to Biointra, Corp., a Delaware corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) of Amendment No. 1 (the “Amendment”) to the Company’s Registration Statement on Form 10 (File No. 001-43172), originally filed on March 2, 2026 (as so amended, the “Registration Statement”), under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), relating to the registration of the Company’s Class A Common Stock, par value $0.000001 per share (the “Class A Common Stock”), in connection with the proposed listing of the Class A Common Stock on The Nasdaq Stock Market LLC. This opinion supersedes our opinion dated February 27, 2026 filed as Exhibit 5 to the original Registration Statement.

For purposes of rendering this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following:

•  the Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware on May 10, 2024;

•  the Bylaws of the Company, as amended, filed as Exhibit 3.2 to the Registration Statement;

•  the written consents to action without a meeting of the Board of Directors of the Company dated June 18, 2024, May 6, 2025 and January 10, 2026, approving, among other things, the issuance of the outstanding shares of Class A Common Stock;

•  the stockholder list of the Company certified by Vstock Transfer, LLC, the Company’s transfer agent, as of April 1, 2026, reflecting 123,611,456 shares of Class A Common Stock issued and outstanding; and

•  the Registration Statement, including the Amendment, and such other records, agreements, documents and instruments as we have deemed relevant and necessary as a basis for the opinions set forth below.

In such examination, we have assumed (i) the genuineness of all signatures, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as certified, conformed or other copies and the authenticity of the originals of such documents, (v) that all records and other information made available to us by the Company on which we have relied are complete in all material respects, and (vi) that the consideration approved by the Board of Directors for each issuance of the outstanding shares of Class A Common Stock was received by the Company. As to questions of fact material to this opinion, we have relied upon certificates and statements of officers of the Company, of public officials, and of the Company’s transfer agent, without independent verification.

Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

2.  The Class A Common Stock being registered pursuant to the Registration Statement has been duly authorized by the Certificate of Incorporation of the Company.

3.  The 123,611,456 shares of Class A Common Stock issued and outstanding as of the date hereof have been duly authorized and validly issued, and are fully paid and non-assessable.

The opinions expressed herein are limited to the General Corporation Law of the State of Delaware, and we express no opinion as to the laws of any other jurisdiction, including the laws of the United Mexican States. This opinion is rendered as of the date hereof, and we assume no obligation to update or supplement it to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours,

OREN LITWIN LLC

By: /s/ Oren Litwin

Oren Litwin, Esq.

W: orenlitwinlaw.com   C: (562) 572-4890   M: oren@orenlitwinlaw.com